ADDENDUM I TO AGREEMENT
TO BUY AND SELL BETWEEN TIDELANDS BANK
AND/OR ASSIGNS (BUYER) AND
FRANK W. BRUMLEY, PATRICK W. MCKINNEY,
MICHAEL C. ROBINSON AND MILTON E. MORGAN (SELLER)
DATED JUNE 15, 2005

1.	Feasibility Period. The Buyer shall have forty five (45) days from June 15, 2005 of the Agreement to satisfy the following contingencies.

(a)	Buyer to verify a satisfactory zoning classification from the Town of Mt. Pleasant
(b)	Obtain evidence that there is sewer and water to the property line.
(c)	Obtain an environmental audit of the property showing that the property is suitable to Buyer’s needs and that property is not subject to any potential liens or claims from the Department of Health and Environmental Control or other governmental regulatory agency.
(d)	Seller to provide all reports, studies, current leases, surveys and building plan in their possession within seven (7) days of signing.
(e)	Obtain wetlands delineation that shows the property suitable for Buyer’s proposed uses and that the wetland can be filled if necessary to enhance the function of the site.
(f)	Buyer should diligently pursue to seek and remove these contingences and Seller shall sign all necessary papers and applications for permits. Buyer agrees to provide Seller a copy of all reports as they are completed. Closing shall occur within thirty (30) days after the Feasibility Period ends.
(g)	Buyer may terminate this agreement during the Feasibility Period for any reason whatsoever and be entitled to a full refund of all earnest money deposits.
(h)	Property is being purchased in “as is” condition with no warranties being made buy the Seller.
(i)	Seller acknowledges that Purchaser must obtain the written approval of the appropriate banking regulatory authorities for Purchaser to purchase the property and Purchaser acknowledges that it must obtain such approval prior to the expiration of the Feasibility Period and that failure to obtain such approval will in no way extend the Feasibility Period.
(j)	Buyer must seek approval from Tidelands Bank Board to purchase the property during the Feasibility Period.
(k)	Buyer may extend Feasibility Period for up to two (2) thirty (30) day periods by payment of a non refundable, non applicable extension fee of $7,500 per thirty (30) day extension.

2.	Buyer shall have the right to enter upon the real estate to inspect its physical condition, conduct studies provided that Buyer does no unduly disturb tenant or harm the property.

3.	Conveyance subject to all agreements of record.

4.	Buyer may not assign contract without Sellers consent.

5.	Default remedies limited to specific performance and not money damages.

6.	In the event of a conflict between the contract and this Addendum, this Addendum will control.

        IN WITNESS WHEREOF the parties have hereunto set their Hand and Seals the day and year first above written.

Witness:	Seller:

________________________	________________________
Frank W. Brumley
________________________	Date: ________________________

Witness:	Seller:

________________________	________________________
Patrick W. McKinney
________________________	Date: ________________________

Witness:	Seller:

________________________	________________________
Michael C. Robinson
________________________	Date: ________________________

Witness:	Seller:

________________________	________________________
Milton E. Morgan
________________________	Date: ________________________

Witness:	Buyer:

________________________	________________________
Tidelands Bank
________________________	Date: ________________________

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